Exhibit 99.1
Exhibit 99.1
Horizon Offshore, Inc. Proxy Solicited on Behalf of the Board of Directors for the Special Meeting of Stockholders on , 2007
The undersigned hereby appoints William B. Gibbens, III, proxy for the undersigned, with full power of substitution, to represent the undersigned and to vote, as designated below, all of the shares of common stock of Horizon Offshore, Inc. (the “Company”) that the undersigned is entitled to vote at the special meeting of stockholders of the Company to be held on , 2007, and any adjournments thereof.
Please specify your choices by marking the appropriate boxes on the reverse side. If no specific directions are given, this proxy will be voted FOR the approval and adoption of the agreement and plan of merger and FOR the approval of the adjournment of the special meeting. The individual designated above will vote in his discretion on any other matter that may properly come before the meeting.
(Continued and to be marked, dated and signed, on the other side)
Address Change/Comments (Mark the corresponding box on the reverse side) —
? FOLD AND DETACH HERE ?

Please mark here for address change or comments. SEE REVERSE SIDE
The Board of Directors unanimously recommends a vote FOR Proposals 1 and 2 below.
FOR AGAINST ABSTAIN
Proposal 1: Approval and adoption of the Agreement and Plan of Merger, dated as of June 11, 2007, by and among Cal Dive International, Inc., Cal Dive Acquisition, LLC and Horizon Offshore, Inc.
FOR AGAINST ABSTAIN
Proposal 2: Approval of the adjournment or postponement of the special meeting, if necessary, to solicit additional proxies in favor of Proposal 1.
Please mark, sign, date and return this proxy promptly using the enclosed envelope.
Signature of Stockholder: Date:
Please sign exactly as name appears hereon. Joint owners should each sign. When signing as executor, administrator, attorney, trustee, or guardian please give full title as such. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized persons.
? FOLD AND DETACH HERE ?
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the special meeting date.
Your Internet or telephone vote authorizes the named proxy to vote your shares in the same manner as if you marked, signed and returned your proxy card.
INTERNET TELEPHONE http://www.proxyvoting.com/hoff 1-866-540-5760
—— Use any touch-tone telephone to Use the Internet to vote your proxy. vote your proxy. Have your Have your proxy card in hand proxy when you access the web site. OR card in hand when you call. —— —— —
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.